UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
NEW SKIES SATELLITES HOLDINGS LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by New Skies Satellites Holdings Ltd. Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: New Skies Satellites Holdings Ltd. Commission File No.: 001-32495

Forward-Looking Statements

        Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934 provide a "safe harbor" for forward-looking statements made by an issuer of publicly traded securities and persons acting on its behalf. New Skies Satellites Holdings Ltd. ("New Skies") has made certain forward-looking statements in this document in reliance on those safe harbors. A forward-looking statement concerns the company's or management's intentions or expectations, or is a prediction of future performance. These statements are identified by words such as "intends", "expects", "anticipates", "believes", "estimates", "may", "will", "should" and similar expressions. By their nature, forward-looking statements are not a matter of historical fact and involve risks and uncertainties that could cause New Skies' actual results to differ materially from those expressed or implied by the forward-looking statements for a number of reasons.

        The parties may not be able to consummate the proposed transaction on the terms on which the parties have agreed, or at all, due to a number of factors, including, but not limited to, the failure to obtain the requisite governmental approvals, the failure to obtain stockholder approval for the proposed transaction or the failure to satisfy any of the other conditions to consummation of the transaction. Other risks affecting New Skies' business are described in the company's periodic filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to New Skies' Registration Statement on Form S-1 (File No. 333-122322). Copies of these filings may be obtained by contacting the SEC. New Skies believes that all forward-looking statements are based upon reasonable assumptions when made; however New Skies cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and New Skies disclaims any obligation to update the forward-looking statements contained in this document.

Additional Information About this Transaction

        This communication is being made in respect of the proposed transaction involving New Skies Satellites Holdings Ltd., SES Global S.A. and SES Holdings (Bermuda) Limited. In connection with the proposed transaction, New Skies will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission ("SEC"). STOCKHOLDERS OF NEW SKIES ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.newskies.com or by mail at New Skies Satellites Holdings Ltd. Investor Relations, Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda, or by Telephone: +31 70 306 4183. In addition, documents filed with the SEC by New Skies are available free of charge at the SEC's web site at www.sec.gov.

        New Skies and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of New Skies in connection with the proposed transaction. Information regarding New Skies' directors and executive officers is contained in New Skies' periodic filings with the SEC, including but not limited to New Skies' Registration Statement on Form S-1 (File No. 333-122322). This document is available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at New Skies Satellites Holdings Ltd. as described above. Other information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of New Skies described above.

        This filing consists of the following materials:

(1)
Final transcript of investor conference

2

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

NSE - New Skies Satellites Holdings Ltd. "To be Acquired by SES Global" Conference Call

Event Date/Time: Dec. 14. 2005 / 8:30AM PT

CORPORATE PARTICIPANTS

Boris Degevinich
New Skies Satellite—Vice President of Investor Relations

Dan Goldberg
New Skies Satellite—Chief Executive Officer

CONFERENCE CALL PARTICIPANTS

Chris Gilbert
Deutsche Bank Securities—Analyst

Josh Lipton
Eaton Vance—Analyst

Shane Wolford
Trube Capital—Analyst

Matthew Barnet
Jet Capital—Analyst

Gabby Heramotco
Crosslink—Analyst

Nicholas Skylar
TSAM—Analyst

Ashis Zahmanigrew
DLKW—Analyst

Benjamin Eun
JW Capital—Analyst

Teddy Pun
Credit Suisse—Analyst

Michael Emeril
Longfellow Investment—Analyst

Ivan Cresler
Lehman Brothers—Analyst

Mark Monroe
ABAR—Analyst

PRESENTATION

Operator

        Good day ladies and gentlemen and welcome to the New Skies Satellite's Holdings Limited to be acquired by SES Global conference call. My name is Ann Murray and I will be your coordinator for today. (Operator Instructions). I would now like to turn the presentation to Mr. Boris Degevinich(ph), Vice President of Investor Relations. Please proceed.

Boris Degevinich—New Skies Satellite—Vice President of Investor Relations

        Thank you operator. Welcome to the New Skies Satellite Analysts Call. If for some reason you didn't receive a copy of the press release announcing the acquisition of New Skies Satellite's by SES Global, please visit our website at newskys.com or contact us for a copy.

        We have here today New Skies Chief Executive Officer, Dan Goldberg and Chief Financial Officer Andrew Browne. Before we begin, I appreciate your patience as I review the required safe harbor statement.

        Section 27A of the US Securities Act of 1933 and Section 21E of the US Securities Exchange Act of 1934 provide a safe harbor for forward-looking statements made by an issuer of publicly traded securities and persons acting on its behalf.

        New Skies Satellite's Holdings Limited may make certain forward-looking statements during this call in reliance on those safe harbors. A forward-looking statement concerns a company or management's intentions or expectations or is a prediction of future performance. These statements are identified by words such as intends, expects, anticipates, believes, estimates, may, will, should, and similar expressions.

        By their nature forward-looking statements are not a matter of historical fact and involve risks and uncertainties that could cause New Skies actual results to differ materially from those expressed or implied by the forward-looking statements for a number of reasons. The parties may not be able to consummate the proposed transaction on the terms on which the price of agreed, or at all, due to a number of factors, including, but not limited to the failure to obtain the requisite governmental approvals, the failure to obtain stockholder approval for the proposed transaction, or the failure to satisfy any of the other conditions to the consummation of the transaction.

        Other risks affecting New Skies business are described in the compass periodic filings with the US Exchange—Securities and Exchange Commission, including, but not limited to, New Skies registration statement on Form F-1. Copies of these filings may be obtained by contacting the SEC.

        New Skies believes that all forward looking statements are based upon reasonable assumptions when made. However, New Skies cautions that it is impossible to predict actual results or outcomes or the effective risks, uncertainties or other factors on this bidding result or outcomes and that accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and New Skies disclaims any obligation to update the forward-looking statements contained in the document.

        As a reminder, this call is open to the investment community and the media,with the media invited to participate in a listen-only mode. We remind members of the media that they're not authorized to quote any participants on this call either directly or in substance other than representatives from New Skies. I'll now hand over to New Skies CEO, Dan Goldberg.

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Okay, thanks Boris. Let me start by saying that we're delighted with the agreement we've entered into with SES and believe it's a great outcome for our shareholders, customers and employees. SES is the leading fixed satellite services provider in the world and has agreed to acquire the company for $22.52 per share, implying an equity value on a fully diluted basis of $760 million. We filed a joint press release with SES this morning and plan to file and distribute to our shareholders in the near future, a proxy statement that contains more detailed information.

        On this call I'd like to give you some background as to what prompted us to consider our strategic alternatives and why we decided to sell the company to SES, provide a brief overview of the terms of the deal and then open the call to any questions that you may have.

        By way of background, and as you know well, our industry has been suffering from overcapacity with consequent downward pricing pressure. More recently, there is some evidence to suggest that supply and demand are becoming more aligned and that pricing has started to stabilize.

        The improved operating performance of the sector and I believe, a perception in the market that further rationalization will occur through consolidation has had a positive impact on the valuations of the satellite operators, including New Skies. I think it's also fair to say that our own stock in particular has been buoyed in the past few months as a result of speculation that the company has been in talks to be acquired.

        In addition, certain recent deregulation has removed barriers that previously limited the number of potential buyers of the company. As a result, in the last few months we've been approached by a number of strategic and financial buyers regarding a potential sale of the company. The company's favorable valuation in the number and nature of buyer interest indicated to the board that current market conditions created a unique opportunity to deliver significant value and liquidity to our shareholders.

        Accordingly, we held discussions with this group of potential buyers and reached out to a number of others to ensure that all likely potential acquirers were aware that we were considering our strategic alternatives.

        Having held discussions with this group of would be buyers and after careful consideration of SES's proposed offer, the board unanimously concluded that the proposed transaction with SES is in the best interest of shareholders.

        Let me now touch quickly on some of the key terms of the transaction. The transaction will be structured as a merger under Bermuda law and provides for the sale of New Skies to SES for $22.52 per diluted share, implying an equity value of $760 million. The consideration paid by SES to New Skies shareholders will be entirely cash.

        The transaction represents approximately a 10 to 12 premium to our unaffected share price; a 10% premium approximately to the volume weighted average share price since the company's IPO; approximately a 4% discount to our closing price yesterday; and slightly more than a 36% premium to the IPO listing price of the company just seven months ago. Our shareholders will receive our fourth quarter 2005 dividend of approximately $0.46 per share, a dividend that we anticipate will pay in January. Dividends will not be paid for subsequent periods.

        In terms of timing, the transaction is expected to close within approximately six months. The transaction is condition on approval by certain regulatory authorities including the Federal Communications Commission in the United States. We don't foresee any material regulatory or antitrust issues and we plan to file for approval with the various regulatory parties as soon as practical to begin that process.

        The transaction is also conditioned on the approval of New Skies shareholders and in this regard we expect to convene within the next few months a special meeting of shareholders. A proxy statement describing the transaction in more detail will be mailed to shareholders in the near term. The agreement with SES does not contain any financing condition relating to SES' funding of the acquisition.

        Let me conclude by saying that we believe this agreement strongly serves the best interest of our shareholders, customers, employees, suppliers and lenders. As the leader in the commercial satellite sector, SES has a global satellite fleet and other financial and strategic resources that can be leveraged for the benefit of New Skies' diverse and growing customer base. So with that, operator, we'd like to open the call up to any questions that folks might have.

QUESTION AND ANSWER

Operator

        Thank you (Operator Instructions). And your first call will come from Doug Mitchelson(ph) with Deutsche Bank Securities. You may proceed please.

Chris Gilbert—Deutsche Bank Securities—Analyst

        Hi guys, this is actually Chris Gilbert calling for Doug. I just had a couple questions. The first, I was wondering how satellite and transponder anomalies are accounted for in the deal.

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Here's what I'd say, we expect that the contract will be available to the public in about three to four days. We—it has to go through an Edgar process at the SEC. There are provisions in the contract that sort of clearly define what kind of satellite failures would rise to the level where the buyer would not be required to follow through on the transaction. And I guess all I would say is you should just take a look at those when the contract is available.

Chris Gilbert—Deutsche Bank Securities—Analyst

        Okay, could I just quickly follow up on that? Would there potentially be any insurance proceeds that might cover any loss in the payment price from SES to you guys?

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        No. I mean, what these provisions fundamentally focus on is what level of satellite failure on a particular satellite would again, give the buyer an opportunity to not follow through on the obligation to close. Insurance proceeds would, I guess, foremost be for the benefit of the company and ultimately if SES acquired the company, then it would be for their benefit.

Chris Gilbert—Deutsche Bank Securities—Analyst

        Okay. And then just finally a quick housekeeping question, I just wanted to confirm, when you guys go X-dividend on this last dividend in January?

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        We will pay the fourth quarter dividend, that's a payment that we expect to make in January, so next month and then under the agreement with SES, no further dividends will be paid.

Chris Gilbert—Deutsche Bank Securities—Analyst

        Yes, but it's paid in January to shareholders of record as of—

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Oh, I—

Chris Gilbert—Deutsche Bank Securities—Analyst

        —December 31st is that right?

Unidentified Corporate Representative

        End of the year.

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Yes, at the end of the year, December 31st.

Chris Gilbert—Deutsche Bank Securities—Analyst

        Okay great, thanks guys.

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Thank you.

Operator

        Thank you sir. And your next question will come from Josh Lipton with Eaton Vance. You may proceed please.

Josh Lipton—Eaton Vance—Analyst

        Hi, are there any break-up fees or the like in this agreement?

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Here again, you'll see it in the contract when it's filed. The contract contains the customary, customary no shop provision. The company also has a fiduciary out and there is a break-up fee of 3.75% on the equity value that would be owing to the buyer.

Josh Lipton—Eaton Vance—Analyst

        Okay. I do have to say I'm a little surprised at the transaction was done at a price below yesterday's close. I know there was a lot of interest in the company. I guess, can you give us a little more color as far as—given the high level of interest, what made you believe this was the best transaction at this time?

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Yes, I mean, it is the case that over the course of the past couple of months, and I should say that the process that we underwent will be described in some detail on the proxy that should be available in approximately 20 days. We have an obligation under the contract to use our best efforts to get the proxy out within 20 days.

        We have spoken to essentially every conceivable would-be acquirer of the company over the course of the past couple of months. And having done so, in what is—what was a very competitive process, this was, in the board's unanimous opinion, the most attractive offer to the company from both a value perspective and a certainty perspective.

        Beyond that, it's certainly our view that, and I think just looking at the trading history of the shares bears this out, the share price of the company, as I mentioned in my opening remarks, very much has been buoyed by all the speculation in the press and just sort of swirling around more broadly about the company. And so I would say that a meaningful component of our share price already reflected a deal premium. And so, the board considered all the different discussions that we had had with all the different sort of both strategic and financial buyers of the company, and again, unanimously concluded that this was in the best interest of our shareholders.

Josh Lipton—Eaton Vance—Analyst

        Okay. Thank you.

Operator

        Thank you sir. And your next question will come from Shane Wolford(ph) with Trube Capital. You may proceed please.

Shane Wolford—Trube Capital—Analyst

        Question has been answered. Thank you.

Operator

        Thank you sir. And your next question will come from Matthew Barnet(ph) with Jet Capital. You may proceed please.

Matthew Barnet—Jet Capital—Analyst

        Hi, congratulations.

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Thank you very much.

Matthew Barnet—Jet Capital—Analyst

        Kind of following up on that last question, I understand that you've spoken to everyone, but clearly what many perceive as your best buyer is unable to make the transaction at this point. Can you just take us through your thought process of why do it now versus why wait when you may have a more competitive process?

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Well, I mean, we believe that the process we undertook was highly competitive. I don't think any of us on the board believe that it would be in the shareholders' interest when we had a very attractive offer for the company that was sort of here and now. I don't think any of us believe that it would be in our interest to sort of not take that bird in the hand for some speculative opportunity that may or may not have been down the road and so—we took—was a prudent one.

        I think it's fair to say that it was a meaningful part of the investment thesis of a lot of our shareholders that New Skies would participate in the consolidation process. There was a likelihood that if we sat out for some period of time that we ultimately could have seen consolidation just sort of happening around us and ultimately would have been left out of that process which I don't think any of us believed would have been in shareholders' interest.

        So I think that fundamentally is what the board bore in mind. Understanding that, again, we spoke to multiple parties throughout the course of our process and so very much felt that the process was a competitive one.

Matthew Barnet—Jet Capital—Analyst

        Did pressure on your—your future pressure on your government service revenues from IntelSat play a role in that thought process?

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        For us? For the board?

Matthew Barnet—Jet Capital—Analyst

        For you and the board, yes.

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        I wouldn't say that factored in particular, no. I think factors that were more relevant was one that I mentioned that, yes, the industry is consolidating. Two, fundamentally we believe that the value of the company was very attractive—that the valuations throughout the sector, frankly have been very attractive.

        Our own stock has traded up obviously significantly in just the past seven months and so what most guided the board was that here was an opportunity to achieve significant value and liquidity for our shareholders and fundamentally that is what drove us to undertake the process that we—that we had and ultimately to the decision that we took to accept SES' offer.

Matthew Barnet—Jet Capital—Analyst

        Okay. Thanks a lot.

Operator

        Thank you sir. And your next question will come from Gabby Heramotco(ph) with Crosslink. You may proceed please.

Gabby Heramotco—Crosslink—Analyst

        Thank you. I guess I'd like to just return to that prior question. The company I would say was quite bullish in its report of the third quarter results. You managed to reduce the debt burden on the business pretty substantially. Free cash flow generation very attractive. Hinting at increases in the dividend, et cetera, et cetera. why not just remain independent and operate the business?

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Well, again, I mean I'll come back to it. We, we—when looking at all the different facts and circumstances, when looking at the level of interest that was out there for the company and looking at the underlying valuation of the company and the price that we could achieve through a strategic transaction—in fact the price that we have achieved—it was our view that that was the best route to deliver value to shareholders and again, to allow shareholders to achieve liquidity.

        It is the case that we have been on a positive trajectory over the past 12 months. In many senses arguably that is a good time to be considering the kind of strategic exit that we've considered here. I mean, we have grown well. It was not our expectation that we would continue the same rapid growth that we've achieved over the past 12 months coming into 2006. So that was certainly something that we took into account.

        And then obviously there are risks associated with our business as well. Certainly the launch of NSS8 is a material event for the company and that is a risk that we were cognizant of and we were thinking about our different strategic alternatives. And so I would say, those are all factors that we took into account.

Gabby Heramotco—Crosslink—Analyst

        Thank you.

Operator

        Thank you sir. And your next question will come from Nicholas Skylar(ph) with TSAM. Please proceed.

Nicholas Skylar—TSAM—Analyst

        Gentlemen, good morning. Was there a higher offer from anybody with a lesser degree with certainty of closing?

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Obviously throughout the course of this process we've entered into non-disclosure agreements with participants that we spoke to. And so I'm not at liberty to speak about any other offers. But again, I would say our proxy will be available in about 20 days and there will be a detailed description of the process that we undertook.

Nicholas Skylar—TSAM—Analyst

        Thank you.

Operator

        Thank you sir. And your next question will come from Asa Zahmin(ph) with DRWA, please proceed.

Ashis Zahmanigrew—DLKW—Analyst

        Hi, it's Ashis Zahmanigrew(ph) from DLKW. I just have one quick question, I believe SES Global leases a certain amount of capacity on your satellite. What proportion of your revenues, or in absolute terms, does that account for?

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        They're one of our top 10 customers, but we've never disclosed publicly what those top 10 customers account for other than I think IntelSat we've probably given an indication of in our SEC filings. So, other than to say that they're a top 10 customer, we'll decline to give any more specificity than that.

Ashis Zahmanigrew—DLKW—Analyst

        Okay, thanks.

Operator

        Thank you ma'am. (Operator Instructions). And your next question will come from Benjamin Eun(ph) with JW Capital. You may proceed please.

Benjamin Eun—JW Capital—Analyst

        Gentlemen, just a quick question. Given the relationship with AsiaSat(ph) are there any limitations on SES acquiring the assets in Asia.

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        It's our understanding, I men obviously this is a question that's probably better put to the management of SES. Having said that it is our understand that they received permission from the shareholders at AsiaSat to enter into our transaction.

Benjamin Eun—JW Capital—Analyst

        Okay, thanks.

Operator

        Thank you sir. And your next question will come from Teddy Pun with Credit Suisse. Please proceed.

Teddy Pun—Credit Suisse—Analyst

        I have two questions. Do you expect to take the full six months for all the government approval or is there room to close earlier, given work that's being done for another transactions?

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        I—I think six months is realistic to do much better than that, our recent experience, or I should say out last experience with this is when we sold the company to Blackstone. That process took about 5.5 months. So, we think six months is a reasonable estimate of a time period to get those approvals. It could take a little bit longer, I mean fundamentally it's a function of whether or not there are parties that are opposing the transaction and it is not our expectation that we'll face opposition.

Teddy Pun—Credit Suisse—Analyst

        I see. And lastly given all the interest was like $22.52 the best offer you received or were there kind of potential higher offers?

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Well here again, I mean I think we just got a similar question a moment ago. We have signed NDAs with different parties and so we're not at liberty to comment on any other specific proposals that we might have received. And I would just encourage you to wait until such time that our proxy is available and it will have more information about the different discussions that we had.

Teddy Pun—Credit Suisse—Analyst

        All right, thanks.

Operator

        Thank you sir. And your next question will come from Michael Emeril(ph) with Longfellow Investment. You may proceed.

Michael Emeril—Longfellow Investment—Analyst

        How much do you expect the fourth quarter dividend to be?

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        It will be $0.46.

Michael Emeril—Longfellow Investment—Analyst

        Thank you.

Operator

        Thank you sir. Your next question will come from VJ Dahlia(ph) with Lehman Brothers. You may proceed please.

Ivan Cresler—Lehman Brothers—Analyst

        Hi, this is Ivan Cresler(ph) for VJ. I know you touched on this early in the call, but I just want to kind of go back to it real quick. On the pricing of the deal, if you have satellite failure similar to the issues or on the known power system concerns, kind of who's at risk on that in terms of the pricing of the deal, where that falls.

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Well here again, I mean—and you'll see this in the contract once it's available and again, we're hoping that's in about three days. There are no price adjustments envisioned because of satellite failures. There is, as you'll see in the contract, there is a definition of what kind of satellite failure would give rise to the right to the buyer to not have to follow through on the transaction. But there aren't any price adjustments contemplated as a result of satellite failures.

Ivan Cresler—Lehman Brothers—Analyst

        So, no price adjustments, but you basically have some definitions of what would trigger the kind of a MAC clause—what would trigger the Material or Adverse Event clause.

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Yes, no that's right and I've just—

Ivan Cresler—Lehman Brothers—Analyst

        Okay.

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        —been informed by our general council that the contract should be available tomorrow, so you guys will be able to review all of that and it's pretty clear.

Ivan Cresler—Lehman Brothers—Analyst

        Okay great. Thank you.

Operator

        Thank you sir. (Operator Instructions) And your next question will come from Mark Monroe with ABAR. You may proceed please.

Mark Monroe—ABAR—Analyst

        Hi, just wondering if the fact that SES was a large customer was something they were able to use to kind of encourage you to accept their bid versus potentially some of the others?

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        I'm sorry. Can you repeat the question?

Mark Monroe—ABAR—Analyst

        Sorry. Just wondering if the fact that SES was a fairly large customer was something they were able to use in negotiations to kind of incentivize you to accept their offer versus some others you may have been considering.

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        What—wasn't a consideration at all.

Mark Monroe—ABAR—Analyst

        Okay.

Operator

        And thank you sir. And currently, there are no questions.

Dan Goldberg—New Skies Satellite—Chief Executive Officer

        Okay, well listen I thank you all very much for your interest. Again the contract we expect to be available tomorrow and the proxy should be available in approximately 20 days. So thank you very much for your time.

Operator

        Ladies and gentlemen, thank you so much for your participation in today's conference. This does conclude the presentation and you may now disconnect and have a great day.

DISCLAIMER

        Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

        In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

        THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©2005, Thomson StreetEvents All Rights Reserved.